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                                                                    EXHIBIT 99.1

CONTACT: Corporate Communications
         404-715-2554


              DELTA AIR LINES REACHES DEFINITIVE AGREEMENT TO SELL
                     ATLANTIC SOUTHEAST AIRLINES TO SKYWEST
    Customers to Experience Seamless Transition with No Expected Significant
                Changes in ASA Flight Schedules, Locations Served

        Agreement Strengthens Delta's Strategic Relationship with SkyWest

                     Transaction Improves Delta's Liquidity

ATLANTA, Aug. 15, 2005 - Delta Air Lines, Inc. (NYSE: DAL) today announced that it has entered into a definitive agreement to sell its wholly owned regional airline subsidiary Atlantic Southeast Airlines, Inc. (ASA) to SkyWest, Inc. (Nasdaq: SKYW) for a purchase price of $425 million in cash. ASA will continue to serve Delta customers under a new 15-year Delta Connection agreement, with ASA's fleet of more than 150 aircraft continuing to fly Delta routes.

         Delta Chief Executive Officer Gerald Grinstein said, "We are pleased to strengthen our long-time relationship with Delta Connection partner SkyWest and believe the transaction will be mutually beneficial to our customers and our companies. This transaction provides for a long-term competitive cost structure as well as appropriate incentives to reward ASA for operational excellence and cost improvement. Delta has extensive experience working with SkyWest and other regional carriers under capacity purchase arrangements."

         He continued, "This transaction achieves important operational and financial objectives, while enabling our customers to continue to benefit from ASA's commitment to operational excellence and Delta's broad network reach."

         ASA President Skip Barnette said, "ASA has long been an integral part of the Delta Connection carrier network and we are pleased with this opportunity to grow our service while we will continue to serve Delta customers. We also look forward to the new opportunities this transaction creates for ASA and its employees. The people of ASA will continue to focus on providing efficient, reliable service to our customers during the transition and in the years ahead."

CUSTOMER SERVICE AND ROUTES

         In conjunction with the sale transaction, Delta will enter into two new Delta Connection agreements under which ASA and SkyWest Airlines will continue to serve as Delta Connection regional carriers through 2020. Delta's agreement with ASA includes strong incentives for ASA to meet or exceed specific performance benchmarks and enhance cost efficiency.

         Current plans are for ASA and SkyWest Airlines to operate as wholly owned subsidiaries of SkyWest, Inc. As a result, the sale transaction is not expected to result in any significant changes in ASA's flight schedules or locations served.

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         Since the time of Delta's purchase in 1999, ASA has more than doubled in size and significantly improved customer service. Under Delta's ownership, ASA has added more than 100 new regional jets, serving 126 destinations, while at the same time adding nearly 3,000 employees to support the growing business.

FINANCIAL INFORMATION

         The sale of ASA to SkyWest for a purchase price of $425 million is subject to certain closing conditions, including regulatory reviews, and is expected to close in September.

         As per the terms of the agreement, $350 million in cash will be payable at closing, representing $330 million of the purchase price and $20 million relating to certain aircraft financing deposits. An additional $125 million representing $95 million of the purchase price and $30 million relating to certain aircraft financing deposits is payable to Delta upon the earlier assumption by Delta of the ASA and SkyWest Airlines Delta Connection agreements should Delta file for reorganization under Chapter 11 or four years after the closing of the transaction. Conversely, SkyWest shall be entitled to retain $125 million if Delta were to reject its Delta Connection agreement with either ASA or SkyWest Airlines in a Chapter 11 proceeding prior to the fourth anniversary of the closing of this transaction.

         The proceeds from this transaction will be used by Delta for general corporate purposes and to pay down $100 million of outstanding borrowings under its credit facility with GE Commercial Finance and other lenders.

         "As we continue to implement Delta's transformation plan, this transaction not only enhances our ability to operate our business as efficiently and cost effectively as we can, it also improves Delta's liquidity position," Grinstein said. "As Delta takes steps to secure its future as a competitive airline, we will continue to take a hard look at all of our operations and assets to identify opportunities to strengthen our financial position in the face of continuing market pressures and factors outside of our control, including fuel prices."

The boards of directors of both companies have approved this transaction. Goldman, Sachs & Co. and Davis Polk & Wardwell served as financial and legal advisers, respectively, to Delta for this transaction.

ABOUT ASA, SKYWEST AND DELTA

         Based in Atlanta, ASA is a leading member of the Delta Connection program, operating more than 900 flights each day to 126 airports in 38 states, the District of Columbia, Canada, Mexico and the Caribbean. The airline operates a fleet of 151 aircraft and employs nearly 6,000 aviation professionals across its route system. Founded in 1979, ASA has operated as a Delta Connection carrier since 1984.

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Delta acquired a 20 percent ownership stake in ASA in 1984, and purchased the remaining stake in 1999. For more information about ASA, please visit flyasa.com.

         Headquartered in St. George, Utah, SkyWest, Inc. is the parent company of SkyWest Airlines, which operates as an independently owned partner carrier to Delta and United Airlines. SkyWest has been a Delta Connection carrier since 1987. SkyWest currently serves 59 Delta Connection locations with approximately 480 daily departures, primarily from Delta's hub in Salt Lake City, Utah. SkyWest's Delta Connection fleet currently consists of 56 50-seat Canadair Regional Jets and 13 30-seat Embraer EMB-120 turboprops. For more information about SkyWest, please visit skywest.com.

         Delta Air Lines is the world's second-largest airline in terms of passengers carried and the leading U.S. carrier across the Atlantic, offering daily flights to 487 destinations in 88 countries on Delta, Song, Delta Shuttle, the Delta Connection carriers and its worldwide partners. Delta's marketing alliances allow customers to earn and redeem frequent flier miles on more than 14,000 flights offered by SkyTeam carriers and other airline partners. Delta is a founding member of SkyTeam, a global airline alliance that provides customers with extensive worldwide destinations, flights and services. For more information, please visit delta.com.

Statements in this news release that are not historical facts, including statements regarding Delta's estimates, beliefs, expectations, intentions, strategies or projections, may be "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, beliefs, expectations, intentions, strategies and projections reflected in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, our ability to our ability to maintain adequate liquidity, the possible imposition of a significant reserve or holdback under our credit card processing agreement, our ability to comply with financial covenants in our loan agreements, our debt and pension plan funding obligations, the cost of aircraft fuel, pilot early retirements, the effect of credit ratings downgrades, interruptions or disruptions in service at one of our hub airports, our increasing dependence on technology in our operations, labor issues, restructurings by competitors, the effects of terrorist attacks and competitive conditions in the airline industry.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in Delta's Securities and Exchange Commission filings, including its Form 10-Q, filed with the Commission on August 15, 2005. Caution should be taken not to place undue reliance on Delta's forward-looking statements, which represent Delta's views only as of August 15, 2005, and which Delta has no current intention to update.

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